Exhibit 23.5

[Ryder Scott Company, L.P. Letterhead]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2006 in the Energy Partners, Ltd. Registration Statement on Form S-4 and related prospectus.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas

June 29, 2007